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                                                                      EXHIBIT 16

                     [LETTERHEAD OF DELOITTE & TOUCHE APPEARS HERE]



October 13, 1999



Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


Dear Sirs/Madams:

We have read and agree with the comments in Item 4 of Form 8-K of LIFE Financial Corporation dated October 7, 1999, with the exception of the statement made in item (vi) as to which we have no basis to agree or disagree.

Yours truly,

/s/  Deloitte & Touche, LLP